SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FOREST CITY REALTY TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Bedrock Associate Email

Subject line: An important message about our company

Fellow Associates:

Today, we issued a press release announcing that Forest City has entered into an agreement to be acquired by a fund of Brookfield Asset Management. Once the transaction is completed, Forest City will transition from being a publicly traded REIT to a privately held company and a part of the Brookfield organization. We are extremely proud of the legacy that our people have built over the years and, while more details about the agreement are in the attached release, I want to provide some context for this important milestone and its impact on all of us.

As you may recall, our Board of Directors completed a strategic review in March. At that time, our Board determined that stockholder value would be better enhanced on a standalone basis than by pursuing a transaction on the terms and pricing indicated by the offers received during the strategic review. However, our Board regularly reviews opportunities to enhance stockholder value and, after extensive evaluation and very careful consideration, has concluded that once this transaction is completed, Forest City would deliver immediate value to our stockholders. While our Board recognizes the strength of our portfolio, strategy and associates, it determined that this transaction would be the best path forward for stockholders and our company. This transaction and our success as a company has been made possible by your efforts and dedication, and the value it will deliver to our stockholders is a testament to your hard work.

As you may know, Brookfield is a large, financially strong real estate company that develops, owns and operates a mix of residential, office and retail properties in major markets. Brookfield has a track record of investing in and operating properties to create more value for tenants and the surrounding communities and they greatly value our distinctive properties, our innovative placemaking, and the relationships we have with our stakeholders, partners, tenants and communities. Together with Brookfield, we will be better positioned to deliver the “power of place.”

You may be wondering what this will mean for each of you going forward. In our discussions with Brookfield, it was clear that Brookfield has tremendous respect both for our company and the value and talent of our associates. As is the case in any transaction of this size, there will be an integration period during which organizational structures will be evaluated. While it is difficult to predict any outcomes at this early stage, we are committed to openness and transparency throughout this process and will make every effort to keep you updated on important developments as progress is made and decisions are finalized.

We expect the transaction to close in the fourth quarter of 2018. Until that time, Forest City and Brookfield will continue to operate as independent companies. In the meantime, it will be business as usual here and we ask that you focus on what you do best – continuing to provide excellent support and service to each other and our stakeholders, partners, tenants and communities.

Finally, this news may generate some media attention and it is important for us to speak with one voice. I ask that you refer any calls from outside parties to Jeff Linton at (216) 416-3558, who will respond on Forest City’s behalf. In addition, because this transaction requires a vote of our stockholders, and because many of our associates are also stockholders, we will be required going forward to include additional disclosures, such as what appears below, to our written communication that relates to the transaction.

On behalf of our Board and management team, thank you for your hard work and dedication to Forest City.

# # #

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, future financial results and performance, plans and objectives, potential legal liability, and management’s beliefs, expectations or opinions, may contain forward-looking information within the meaning of Canadian provincial securities laws and applicable regulations and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address expected future actions and expected future business and financial performance. Forward-looking statements may be identified by the use of words such as “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continues,” “if” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.

Actual results, developments and business decisions may differ materially from those expressed or implied in forward-looking statements as a result of factors, risks and uncertainties over many of which Brookfield and Forest City have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied; (2) the parties’ ability to meet expectations regarding the timing of the proposed transaction; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (4) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from ongoing business operations; (7) the outcome of any legal proceedings that may be instituted related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) general economic conditions, particularly those in the real estate development and property sectors; (10) stock trading prices; and (11) other factors discussed from time to time in the reports of Brookfield and Forest City filed with the SEC, including the factors discussed in Item 1A of Forest City’s most recent Annual Report on Form 10-K as filed with the SEC on February 22, 2018, and in Brookfield’s most recent Annual Report on Form 40-F as filed with the SEC on April 2, 2018, each of which are available free of charge at http://www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. Neither Brookfield nor Forest City undertake, and hereby disclaim, any obligation, unless required to do so by applicable laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by Brookfield, Forest City or any other person that the events or circumstances described in such statement are material.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Forest City by Brookfield. In connection with the proposed transaction, Forest City intends to file a proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING FOREST CITY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. In addition, investors will be able to obtain free copies of the documents filed with the SEC by Brookfield, when available, by contacting Brookfield Investor Relations at bpy.enquiries@brookfield.com or (855) 212-8243 or at Brookfield’s website at www.brookfield.com, and will be able to obtain free copies of the documents filed with the SEC by Forest City, when available, by contacting Forest City Investor Relations at (216)-416-3325 or at Forest City’s website at http://ir.forestcity.net/.

Participants in Solicitation

Forest City and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Forest City’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Forest City is set forth in the proxy statement for Forest City’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2018, and investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.